UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2010

TIRE INTERNATIONAL ENVIRONMENTAL SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28323	98-0368586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1530 –  9th Avenue S.E., Calgary, Alberta, Canada T2G 0T7
 (Address of principal executive offices)               (Zip Code)

(403) 693-8000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

Effective June 16, 2010, Tire International Environmental Solutions Inc. (the “Company”), has signed a Joint Venture Agreement (the "Agreement") with TIRES SPA., an Italian manufacturer of heavy industrial processing and recycling equipment ("TIRES"). Under the terms of the Agreement, as part of a purchase order by the Company and corresponding equity contribution by TIRES, the Company will own fifty percent (50%) of the TIRES U.S. patent pending for the TIRES state-of-the-art tire recycling plant, method and installation of recycling of used tires for conversion into finished products (the "Waste to Value Technology") for the North American market. Upon the completion of the installment sales transaction underlying the Agreement and the purchase order by the Company, TIRES will own approximately eight million shares of the Company’s Company's common stock in exchange for approximately $4 million in capital expense contribution out of equipment costs under a purchase agreement by the Company of approximately $13 million.

Item 9.01                     Financial Statements and Exhibits

Exhibits

Exhibit Number	Description
10.1	Joint Venture Agreement between the Company and Tires SPA dated June 16, 2010	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIRE INTERNATIONAL ENVIRONMENTAL SOLUTIONS INC.
July 27, 2010	By: /s/ Dean Petkanas
Dean Petkanas Chief Operating Officer